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Employee message by Daniel O’Day, Chief Operating Officer, Roche Diagnostics
Date of publication on Roche Diagnostics intranet: 30 January 2012

Welcome, dear Roche colleagues and thank you for watching this short video about the exciting news of our planned acquisition of Illumina! What I would like to do here is to walk you through the acquisition rationale; and, importantly, why we are doing this now.

Let me start by expressing my enthusiasm for this acquisition and the value that I'm convinced it will create for both organizations. Before I talk about the synergies we hope to create by combining the two entities, let me first remind you what the two separate entities bring to the table.

Roche Diagnostics is, by far, the number one company in in-vitro diagnostics. An important element of today's success of Roche Diagnostics is our breadth of key technologies. We also have a very large commercial presence in more than 130 countries.

Many of our businesses are in the in-vitro diagnostics setting. This is the regulated portion of our business, where labs are providing data to clinicians that make decisions on patients. It requires a very high quality level, high validation level and reproducibility.

We also have an active business in the Life Sciences which calls upon the research audience. The research lab is usually where technologies start. But many of those then follow into the in-vitro diagnostics setting. Our ability to be in that marketplace allows us to effectively take those technologies into the clinic, to the physician and eventually, to the patient.

Illumina is a great company that has been performing for many years. It's the leading business in sequencing and microarrays. It's a proven company over time and has strong sales profit and cash flow generation. Its two product lines are sequencing and microarrays.

So what is the value in combining these two businesses in our view? I think there are four distinct reasons why the combination makes sense for both parties.

The first element is market participation. Sequencing is a more than $1 billion marketplace, and we expect that to be an over $2 billion marketplace in 2015. What is driving that growth?

•	One is the fact that there will be increased penetration into the research market with the advent of new advantages in next-generation sequencing.

•
The second one is going into the clinical in-vitro diagnostics marketplace. Just think about cancer. As the number of mutations that are actionable increases, the need for determining the complexity of those genetic variations increases. And that's where sequencing comes into play. It allows us to really cater therapy to the needs of the patient.

Sequencing technology has advanced rapidly.  It took 13 years to sequence the first human genome, at a cost of $3 billion. With the current technology, this can be done in one day at the cost of several thousand dollars. Obviously, this leads to broader application in the research setting, and increased potential for the clinical setting. We think that with the combination and skill set of the two organizations we will be able to exploit this trend and to master the challenges associated with it.

The second important aspect is the complementarity of our portfolio. We have two different types of sequencing products between the two companies. Illumina is focused on short-read technology. We have a long-read technology. And they really have different benefits depending on the type of sequencing that you're doing.  In fact, they're quite complementary and could be used in conjunction with each other.

The third point I would like to call out is the commercial potential. Illumina’s sales today are about $1 billion. Those sales predominantly come from the United States, and they're focused on the top-tier customers: the large genome centers and academic facilities.

Roche Diagnostics' strength is across multiple technologies with more than a CHF10 billion in global Sales. We have a large installed base across many customer segments, including smaller and midsize research facilities, in addition to the largest commercial infrastructure for in-vitro diagnostics in the world.

We have a very strong expertise also outside the United States. Since the acquisition of Ventana in 2007, we have leveraged our global framework to drive the growth of Ventana products and also to obtain synergies and efficiencies in working with other technologies we have within the Group. So this would be exactly the same concept here.

The fourth and final point I would like to make is the entry into IVD. Roche has more than 30 years of experience in taking products from the research setting into the IVD setting. This includes everything from the IVD system development, moving right through to working actively with regulatory authorities around the world, and then quickly getting them into our established global infrastructure, to customers in combination with our other technologies. Combined with the expertise of Illumina on sequencing, we feel we can really accelerate the introduction of sequencing in the in-vitro diagnostics marketplace.

In the mid to longer term, we see this also playing into our model of PHC. As you know, we have more than 160 collaborations alone between our Pharma and our Diagnostic colleagues, leading to a very robust late-stage pipeline of companion diagnostics. Sequencing can be yet another tool to determine complex genetic variations that will give us insights into new personalized treatments.

So, in summary, this is, in my opinion, absolutely the right acquisition. It's also the right time because the technology is now ready to go into the smaller research labs and take advantage of the combined entities. And it's also the right time in terms of the entry into more routine diagnostics.

In closing, let me say just a couple of words on the eventual integration scenarios upon the completion of the transaction. I personally have tremendous respect for the management and the employees of Illumina. I think they have done a tremendous job., and they've delivered over the years.

We also announced that we intend to combine our current Applied Science business and Illumina into one organization, and to headquarter that out of San Diego. We would maintain operations in Penzberg, Germany, our current headquarters for Applied Science, because that is and will continue to be an important site for Diagnostics.

So, in summary, I think both for the Roche and Illumina employees, there'll be tremendous new opportunities as part of a larger organization.

With that I would like to close and thank you for your interest.

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